UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

☐	Definitive Information Statement

HAMMER FIBER OPTICS HOLDING CORP.
(Exact name of registrant as specified in charter)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

2. Form Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended

HAMMER FIBER OPTICS HOLDINGS CORP.

6151 Lake Osprey Drive, Suite 300

Sarasota, FL 34240

(941) 306-3019

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This below Information Statement has been filed with the Securities and Exchange Commission and is being mailed on or about November ___, 2024 pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, to the shareholders (the “Stockholders”) of the common stock, par value $0.001 per share, of HAMMER FIBER OPTICS HOLDING CORP., a Nevada Corporation (the “Company”), as of November 1, 2024 (the “Record Date”). This Information Statement is circulated to advise the Stockholders of actions already approved and taken without a meeting by written consent of the holders of a majority of the Company’s outstanding voting common stock (the “Consenting Stockholders”), holding an aggregate of 33,185,796 shares of our common stock, or approximately 52.54% of our outstanding common stock, as of the Record Date, have approved the action set forth in the Information Statement by written consent in lieu of a special meeting, in accordance with Section 78.320 of the Nevada Revised Statutes.

The Information Statement is provided solely for your information as no notice is required by Section 78.320(3) of the Nevada Revised Statutes for any action which is authorized by written consent.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.  To reduce the expenses of delivering multiple materials to our Stockholders, we are taking advantage of rules that permit us to deliver only one Information Statement to Stockholders who share the same address unless otherwise requested.

If you share an address with another Stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials, or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at Hammer Fiber Optics Holding Corp., 6151 Lakew Osprey Drive, Sarasota, FL. 34240.  Our telephone number is (941) 306-3019.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the Consenting Stockholders of the Company.  The Amendment will become effective on a date that is not earlier than twenty-one (21) calendar days after this Information Statement is first mailed to our Stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors

/s/ Michael Cothill

Chairman and Principal Executive Officer

November__, 2024

HAMMER FIBER OPTICS HOLDINGS CORP.

6151 Lake Osprey Drive, Suite 300

Sarasota, FL 34240

(941) 306-3019

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed on or about November ___, 2024 pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, to the shareholders (the “Stockholders”) of the common stock, par value $0.001 per share, of HAMMER FIBER OPTICS HOLDING CORP., a Nevada Corporation (the “Company”), as of November 1, 2024 (the “Record Date”). This Information Statement is circulated to advise the Stockholders of actions already approved and taken without a meeting by written consent of the holders of a majority of the Company’s outstanding voting common stock (the “Consenting Stockholders”), holding an aggregate of 33,185,796 shares of our common stock, or approximately 52.54% of our outstanding common stock, as of the Record Date, have approved the action set forth in the Information Statement by written consent in lieu of a special meeting, in accordance with Section 78.320 of the Nevada Revised Statutes.

The Information Statement is provided solely for your information as no notice is required by Section 78.320(3) of the Nevada Revised Statutes for any action which is authorized by written consent.

The board of directors of the Company (the "Board") and the Consenting Stockholders adopted resolutions that authorized an amendment to the Company's Articles of Incorporation to effect a name change of the Company to "Hammer Technologies Holdings Corp." (the "Name Change').

The Name Change will become effective on a date that is not earlier than twenty-one (21) calendar days after this Information Statement is first mailed to our Stockholders.

Because the Consenting Stockholders have voted in favor of the Name Change and have sufficient voting power to approve such actions, no other consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these actions, and proxies are not requested from Stockholders.

This Information Statement is being mailed on or about November ___, 2024 to Stockholders of record on the Record Date. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at any annual or special meeting of Stockholders of a corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Because the Consenting Stockholders have voted in favor of the Amendment and have sufficient voting power to approve the Authorized Share Increase, no other stockholder consents will be solicited in connection with the Amendment described in this Information Statement. The Board is not soliciting your proxy, and proxies are not requested from Stockholders.

Action by Written Consent of Stockholders

ACTION I - NAME CHANGE

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

On August 7, 2024, Company authorized and executed a Purchase Agreement with Viper Networks Inc. ("Viper") with the intention to sell the Company's telecommunication assets to Viper. The assets include 1St Point Communications LCC, and all its subsidiaries, Endstream Communications LLC, American Networks Inc., and 10% ownership in Wikibuli Inc. Viper is acquiring these assets in exchange for 2,500,000 (2.5 Milllion) shares of the Company's common stock ("Purchase Agreement").  A copy of the Purchase Agreement is attached as Appendix A hereto.

The Board approved the Purchase Agreement and has determined that since the Company intends to focus on the business model of HammerPay [USA] Ltd., our wholly owned subsidiary,  the Name Change better reflects the nature of the Company's business direction.

Purpose of the Name Change

On July 31, 2024, the Board approved a resolution authorizing the Purchase Agreement and to amend the Articles of Incorporation to change the Company's name to Hammer Technology Holdings Corp. The Board believes that the Name Change better reflects the nature of the Company's ongoing business operations.  The Consenting Stockholders approved the Name Change by written consent in lieu of a meeting on September 1, 2024.

Amended Certificate of Incorporation

The Company will file Articles of Amendment to the Articles of Incorporation with the State of Nevada immediately prior to receiving FINRA's approval of the Name Change in order to affect the name change in Nevada. On the date that is twenty (20) days following the distribution of this Information Statement, such Name Change will be effective, pending FINRA approval.  A copy of the Articles of Amendment to the Articles of Incorporation is attached as Appendix B hereto.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 1, 2024, the name and number of shares of the Company's common stock beneficially owned by (i) each of the directors and named executive officers of the Company, (ii) beneficial owners of 5% or more of our common stock; and (iii) all the officers and directors as a group. Pursuant to the rules and regulations of the SEC, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

SEC rules provide that, for purposes hereof, a person is considered the "beneficial owner" of shares with respect to which the person, directly or indirectly, has or shares the voting or investment power, irrespective of his/her/its economic interest in the shares. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed, subject to community property laws.

The percentages in the table below are based on 63,155,947 shares of common stock outstanding as of November 1, 2024. Shares of common stock subject to convertible securities that are exercisable within 60 days of November 1, 2024 are deemed beneficially owned by the person holding such convertible securities for the purposes of calculating the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

Name and Address of Beneficial Owner Directors and Officers:	Age	Class	Shares Held or Controlled	Percentage of Class [1]
Michael Cothill [2] Principal Executive Officer & Director 6151 Lake Osprey Drive Sarasota, FL 34240	66	Common	4,350,000	7.39%
Michael Sevell [3] Director 6151 Lake Osprey Drive Sarasota, FL 34240	69	Common	8,065,236	14.64%
Mark Stogdill [4] Director 6151 Lake Osprey Drive Sarasota, FL 34240	43	Common	4,545,340	7.76%
All executive officers and directors as a group (3 people)		Common	16,960,576	29.79%

5% Beneficial Owners (None)

1. The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The entities or persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2. Michael Cothill's ownership of 4,350,000 shares represents his indirect ownership of 4,350,000 shares owned by  Ambleside Trust, for which he has sole voting and dispositive control.

3. Michael Sevell's ownership of 8,065,236  shares is composed of: (a) 5,872,736  shares owned directly by Michael Sevell; and (b) 2,192,500 shares representing his indirect ownership of 2,192,500 shares owned by Forefront Investors, LLC.,  a limited liability company for which he has sole voting and dispositive control.

4. Mark Stogdill's ownership of 4,545,340  shares represents his indirect ownership of 4,545,340  shares owned by Arradis Enterprises, LLC, a limited liability company for which he has sole voting and dispositive control.

APPRAISAL RIGHTS

Under the Nevada Revised Statutes, our Stockholders are not entitled to dissenters' or appraisal rights with respect to the proposed Authorized Share Increase and the change to our Articles of Incorporation and we will not independently provide our Stockholders with any such rights.

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons have any substantial interest, direct or indirect, in proposed amendment to the Company's articles of incorporation which differs from that of other Stockholders of the Company.

ADDITIONAL INFORMATION

HMMR is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the "Commission"). The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements regarding our intentions to effectuate the Share Increase. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events or otherwise.

By Order of the Board of Directors

/s/ Michael Cothill

Chairman and Principal Executive Officer

November__, 2024

APPENDIX A

PURCHASE AGREEMENT
TO THE
ARTICLES OF INCORPORATION
OF
HAMMER FIBER OPTICS HOLDINGS CORP.

PURCHASE AGREEMENT

by and among

HAMMER FIBER OPTIC HOLDINGS CORP.,

a Nevada corporation, and subsidiaries 1STPOINT COMMUNICATIONS, LLC, ENDSTREAM COMMUNICATIONS, LLC, SHELCOMM INC., WIKIBULI, INC. AMERICAN NETWORK, INC.;

VIPER NETWORKS, INC.,

a Nevada corporation;

and

ERIK B. LEVITT,

an individual

Dated August 7, 2024

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement") is made this 7th day day of August, 2024 between and among

A. Hammer Fiber Optic Holdings Corp., a Nevada corporation having its principal offices at 6151 Lake Osprey Drive, Suite 300, Sarasota, FL,34240, United States ("Seller", "Hammer");

B. 1stPoint Communications, LLC, Endstream Communications, LLC, Shelcomm Inc., Wikibuli, Inc. and American Network, Inc., (each shall be known as a "Company" and collectively as the "Companies");

C. Viper Networks Inc., a  Nevada corporation having its executive offices at 200 East Big Beaver Rd, Troy, MI 48334 ("Buyer"); and

D. Erik B. Levitt, an individual having his residence at 401 East 34th Street, Suite #N27J, New York, NY 10016, United States ("Levitt").

W I T N E S S E T H :

WHEREAS, the Companies are principally engaged in the business of providing telecommunications services (the "Business");

WHEREAS, the Seller is the owner of an aggregate of 704.48 Units ("1stPoint Units") of 1stPoint Communications, LLC, which represent all of the issued and outstanding Units of 1stPoint; and

WHEREAS, the Seller is the owner of an aggregate of 857.80 Units ("Endstream Units") of Endstream Communications, LLC ("Endstream"), which represent all of the issued and outstanding Units of the Endstream; and

WHEREAS, the Seller is the owner of an aggregate of one thousand (1,000) Shares ("Shelcomm Stock") of Shelcomm, Inc ("Shelcomm"), which represent all of the issued and outstanding stock of the Shelcomm; and

WHEREAS, the Seller is the owner of an aggregate of one thousand (1,000) Shares ("American Network Stock") of American Network, Inc ("American Network"), which represent all of the issued and outstanding stock of American Network; and

WHEREAS, the Seller is the owner of an aggregate of three million ten thousand (3,010,000) Shares ("Wikibuli Stock") of Wikibuli, Inc ("Wikibuli"), which represents 9.10% of all of the issued and outstanding stock of Wikibuli; "and

WHEREAS, Levitt is an individual and is a party to this Agreement only to the extent that certain rights, protections and obligations pertain to him personally; and

WHEREAS, the Seller desire to sell all of the above listed 1stPoint Units, Endstream Units, Shelcomm Stock, American Network Stock and Wikibuli Stock (collectively known as the  "Companies' Stock") to Buyer in the manner and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

1. Terms of Acquisition.

1.1 Purchase of Companies' Stock.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1.3 below), the Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Seller, all right, title and interest of the Seller, legal and equitable, beneficially and of record, in and to the number of Companies' ownership interest as set forth below in Section 1.2.  At the Closing (as defined in Section 1.3 below), the Seller shall deliver to Buyer an instrument of transfer to deliver to the Buyer such Seller's Companies' ownership interests free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever.

1.2 Purchase Price.

(a) As the purchase price for all of the Companies' Stock  (the  "Purchase Price"),  Buyer shall deliver or arrange to be delivered on behalf of Buyer two million five hundred thousand (2,500,000) shares of common stock of Hammer Fiber Optic Holdings Corp. ("HMMR Common Stock") to Seller.

(b) Omitted

(c) The number of shares of the HMMR Common Stock to be delivered in accordance with Section 1.2(a) hereof shall be adjusted in the event of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, or combinations or subdivisions of HMMR Common Stock  (each, a "Share Adjustment") effected between the date of this Agreement and each date of issuance of the shares of HMMR Common Stock in accordance with Section 1.2(a) hereof (each, an "Issuance Date").  Seller agrees not to make any Share Adjustment for the purpose of gaining an advantage over Buyer or putting Buyer in an unfavorable position in connection with this Agreement. Without limiting the foregoing, if, prior to an Issuance Date, the Seller should effect a Share Adjustment, Buyer shall transfer or arrange to be transferred to Seller the adjusted number of shares of HMMR Common Stock pursuant to such Share Adjustment as if the record date and the issuance date therefore been immediately following such Issuance Date.

(d) The Buyer shall deliver the HMMR Common Stock and the Seller shall deliver to Buyer the Companies' Stock  on the Closing Date as defined in Section 1.3 below.

(e) Subject to the completion of the transaction contemplated by this Agreement and except with regard to any unknown or undisclosed liabilities or liabilities resulting from breaches of any representations or warranties made by the Seller, the Buyer hereby agrees to assume all liabilities related to the Company Ownership, and to indemnify the Seller and hold the Seller harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys' fees and cost of litigation) the Seller shall ever suffer or incur because of any claim by any creditor or claimant of the Company Ownership, whether or not meritorious.  All of the parties hereto shall execute mutual releases as set forth in Section 4.1 (k) herein whereby all debt or obligations owed to the other parties are released as further set forth in the forms of releases.

(f) The Buyer hereby covenants that they have not, shall not sell, assign, transfer, hypothecate, or otherwise dispose of the HMMR Common Stock, or any interest therein, encumber the HMMR Common Stock or any interest therein, or contract to do any of the foregoing.  Buyer shall not take any action with respect to the HMMR Common Stock that is inconsistent with the provisions or purpose of this Agreement or that would adversely affect the rights of Seller under this Agreement.  The Buyer further agrees to deliver the HMMR Common Stock free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever.

(g) The Seller hereby covenants that they have not, shall not sell, assign, transfer, hypothecate, or otherwise dispose of the Companies' Stock, or any interest therein, encumber the Companies' Stock or any interest therein, or contract to do any of the foregoing. Seller shall not take any action with respect to the Companies' Stock that is inconsistent with the provisions or purpose of this Agreement or that would adversely affect the rights of Buyer under this Agreement. The Seller further agrees to deliver the Companies' Stock free and clear of all liens, claims, security interests, and encumbrances of any nature whatsoever.

(h) The obligations in (f) and (g) above shall remain in effect until the earlier of the completion of the transaction contemplated by this Agreement or the termination of this Agreement.

1.3 Closing.

(a) Closing Date.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on a mutually agreeable date on or prior to December 31, 2024 and at such  place as the parties may mutually agree upon (the "Closing Date").

(b) Seller's Ancillary Agreements.  Subject to the terms and conditions set forth in this Agreement, and in addition to those actions set forth in Section 1.1 above, at the Closing, Seller shall take, or cause to be taken, the following actions:

(c) Execute and deliver releases from Seller from any and all debts, obligations or liabilities owing from each Company Ownership.

2. Representations and Warranties.

2.1 Representations and Warranties of Seller.  Seller represents and warrants to Buyer as follows:

(a) Capitalization.

(i) The authorized Units of 1stPoint consists of 704.48 Company Units, which are owned by the Seller.  All prior offerings and sales of 1stPoint Units have been made in accordance with all federal and state securities laws. There are no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which 1stPoint is a party or otherwise bound which provide for the purchase or issuance by 1stPoint of any authorized but not outstanding, or authorized and outstanding equity interests in 1stPoint.

(ii) The authorized Units of Endstream consists of 857.80 Endstream Units, which are owned by the Seller.  All prior offerings and sales of Endstream Units have been made in accordance with all federal and state securities laws. There are no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which Endstream is a party or otherwise bound which provide for the purchase or issuance by Endstream of any authorized but not outstanding, or authorized and outstanding equity interests in Endstream.

(iii) The authorized Shares of Shelcomm consists of 1,000 shares, which are owned by the Seller.  All prior offerings and sales of Shelcomm Stock have been made in accordance with all federal and state securities laws. There are no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which Shelcomm is a party or otherwise bound which provide for the purchase or issuance by Shelcomm of any authorized but not outstanding, or authorized and outstanding equity interests in Shelcomm.

(iv) The authorized Shares of American Network, Inc. consists of 1,000 shares, which are owned by the Seller.  All prior offerings and sales of American Network Stock have been made in accordance with all federal and state securities laws. There are no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which American Network is a party or otherwise bound which provide for the purchase or issuance by American Network of any authorized but not outstanding, or authorized and outstanding equity interests in American Network.

(v) The authorized Shares of Wikibuli, Inc. consists of thirty three million ninety three thousand seven hundred shares, of which three million ten thousand of which are owned by the Seller.  All prior offerings and sales of Wikibuli Stock have been made in accordance with all securities laws in the Commonwealth of Dominica. There are no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which Wikibuli is a party or otherwise bound which provide for the purchase or issuance by Wikibuli of any authorized but not outstanding, or authorized and outstanding equity interests in the Wikibuli

(b) Organization, Good Standing and Power.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to own, lease and operate its properties and to carry on the business as presently conducted by it and is qualified in each other jurisdiction in which qualification is required for it to own, lease and operate its properties and carry on the business as presently conducted by it, except to the extent that failure to so qualify would not have a material adverse effect on the financial condition, business or operations of Seller.

(i) 1stPoint is organized, validly existing and in good standing and authorized to exercise its powers, rights and privileges under the laws of the State of New Jersey with full power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it.  There are no other states or jurisdictions in which the ownership or lease of it property, or the conduct of the Business makes any such registration or qualification necessary, except where the failure to be so registered or qualified would not have a material adverse effect on the Business, results of operations, financial position or prospects of 1stPoint or the value of its properties or assets. Copies of 1stPoint's Certificate of Organization and all amendments thereto, and of 1stPoint's Operating Agreement, as amended to date, are attached as Schedule 1.1 and are complete and correct.

(ii) Endstream is organized, validly existing and in good standing and authorized to exercise its powers, rights and privileges under the laws of the State of New York with full power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it.  There are no other states or jurisdictions in which the ownership or lease of it property, or the conduct of the Business makes any such registration or qualification necessary, except where the failure to be so registered or qualified would not have a material adverse effect on the Business, results of operations, financial position or prospects of Endstream or the value of its properties or assets. Copies of Endstream's Certificate of Organization and all amendments thereto, and of Endstream's Operating Agreement, as amended to date, are attached as Schedule 1.2  and are complete and correct.

(iii) American Network is incorporated, validly existing and in good standing and authorized to exercise its powers, rights and privileges under the laws of the State of New York with full power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it.  There are no other states or jurisdictions in which the ownership or lease of it property, or the conduct of the Business makes any such registration or qualification necessary, except where the failure to be so registered or qualified would not have a material adverse effect on the Business, results of operations, financial position or prospects of American Network or the value of its properties or assets.

(iv) Shelcomm is incorporated, validly existing and in good standing and authorized to exercise its powers, rights and privileges under the laws of the State of California with full power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it.  There are no other states or jurisdictions in which the ownership or lease of it property, or the conduct of the Business makes any such registration or qualification necessary, except where the failure to be so registered or qualified would not have a material adverse effect on the Business, results of operations, financial position or prospects of Shelcomm or the value of its properties or assets. Copies of Shelcomm's Certificate of Incorporation are attached as Schedule 1.3 and are complete and correct.

(v) Wikibuli is incorporated, validly existing and in good standing and authorized to exercise its powers, rights and privileges under the laws of the Commonwealth of Dominica with full power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it.  There are no other states or jurisdictions in which the ownership or lease of it property, or the conduct of the Business makes any such registration or qualification necessary, except where the failure to be so registered or qualified would not have a material adverse effect on the Business, results of operations, financial position or prospects of Wikibuli or the value of its properties or assets.

(c) Authority.  The execution and delivery by Seller of this Agreement and all of the agreements, schedules, exhibits, documents and instruments specifically provided for hereunder to be executed and/or delivered by any or all of them (all of the foregoing, including this Agreement, being hereinafter, (collectively, the "Executed Agreements"), the performance by the Seller (to the extent that it is a party thereto) of its obligations under the Executed Agreements, and the consummation of the transactions contemplated by the Executed Agreements, have been duly and validly authorized by all necessary action on the part of the Seller, and the Seller has all necessary power with respect thereto.  The Executed Agreements are, or when executed and delivered by the delivering parties shall be, the valid and binding obligations of the delivering parties, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of creditors' rights. Neither the execution and delivery by the Seller (to the extent that it is a party thereto) of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by the Seller (to the extent that it is a party thereto) of its obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Certificate of Organization, Operating Agreement, Certificate of Incorporation or Bylaws (as appropriate to each Company) of any of the Companies, (ii) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to any of the Companies, under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any of the Companie is a party or by which that Company or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to that Company or any of its properties or assets, (iv) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the properties or assets of that Company, or (v) interfere with or otherwise adversely affect the ability of Buyer to carry on the Business as now conducted by that Company.

(d) Interests in Other Entities. 1stPoint Communications, LLC owns, directly or indirectly, of record or beneficially, any units or shares of voting stock or other equity securities of any other corporations, including Local Telecommunications Services - FL, LLC, Local Telecommunications Services - NY, LLC, Hammer Wireless - AL, LLC and Shelcomm, Inc.

(e) Governmental Authorizations; Third Party Consents.  The consent of the Federal Communications Commission (FCC) shall be required to transfer the national telecommunications licenses. A transfer of the 499A of 1stPoint Communications, American Network, Inc. and Shelcomm, Inc will be required. A transfer of a 499A and 214A license of Endstream Communications, LLC will be required. The approval of the Public Service Commission of the State of New York shall be required to transfer the assets of Local Telecommunications Services - NY, LLC. The approval of the Public Service Commission of the State of Florida shall be required to transfer the assets of Local Telecommunications Services - FL, LLC. At the time of the signing of this document, the Seller has no reason to believe that such a transfer would be denied (the "Transfers").  Each party shall bear its own costs associated with the Transfers.

(f) Attached hereto as Schedule 1.4 are each Company's pro-forma balance sheet as of  January 31, 2024.  Such balance sheet shall exclude those assets and liabilities being retained by or assigned to Seller.

(g) The financial statements referred to in Schedule 1.4 including any notes thereto, are based upon the books and records of each Company. The Financial Statements have been prepared in accordance with generally accepted accounting principles applicable in the United States of America ("U.S. GAAP") applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of each Company as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. None of the Companies' is a guarantor or indemnitor of any indebtedness of any other person, entity or organization. Each Company maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

(h) Financial Records and Internal Controls. All the accounts, books, registers, ledgers, Seller and Company Board minutes and financial and other records of whatsoever kind of Seller have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of Seller and each Company. Seller and each Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(i) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by Seller to arise, between Seller, any Company, and any accountants and/or lawyers formerly or presently engaged by Seller. Seller and each Company are current with respect to fees owed to its accountants and lawyers.

(j) Absence of Undisclosed Liabilities.  Except as specifically disclosed herein Schedule 1.4: (A) there has been no event, occurrence or development that has resulted in or could result in a material adverse effect; (B) none of the Companies has incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) none of the Companies has declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or units, or issued any equity securities other than with respect to transactions contemplated hereby; (D) none of the Companies has made any loan, advance or capital contribution to or investment in any person or entity; (E) None of the Companies has discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) none of the Companies has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for this Agreement, none of the Companies has entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

(k) No undisclosed events or circumstances.  No event or circumstance has occurred or exists with respect to Seller or either Company or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Seller or either Company but which has not been so publicly announced or disclosed. Seller has not provided to Buyer any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by Seller but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

(l) Disclosures. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Seller in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

(m) Absence of Certain Changes.  As of July 31, 2024,  none of the Companies' has:

(i) suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, business, operations or prospects except that losses are continuing;

(ii) incurred any material liabilities or obligations except liabilities and payables incurred in the ordinary course of business and consistent with past practice, none of which exceeds $5,000 (counting obligations or liabilities arising from one transaction or a series or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or experienced any increase in, or change in any assumption underlying or methods of calculating, any bad debt, contingency or other reserves;

(iii) paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since July 31, 2024;

(iv) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than taxes and general and special assessments not in default and payable without penalty of interest;

(v) written off as uncollectible any notes or accounts receivable, except for write-offs in the ordinary course of business and consistent with past practice, none of which are material;

(vi) canceled any debts or waived or suffered to lapse any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

(vii) disposed of or suffered to lapse any rights to use any Toll Free Telephone Number, Domain Name, patent, trademark, trade name or copyright, or disposed of or disclosed (except as necessary in the ordinary conduct of the Business) to any person any trade secret, formula, process or know-how;

(viii) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, and, no such increase is customary on a periodic basis or is required by agreement or understanding;

(ix) made any change in any method of accounting or accounting practice;

(x) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, debt holders, Seller or employees or any "affiliate" or "associate" of any of its officers, directors, note holders, Seller or employees (as such terms are defined in Rule 405 promulgated under the Securities Act and as used herein, "Affiliate" and "Associate");

(xi) paid any amount in respect of debt for borrowed money except for regularly scheduled payments of principal and interest in accordance with the terms thereof; or

(xii) agreed, whether in writing or otherwise, to take any action described in this Section 2.1 (m) unless such action is specifically excepted from this Section 2.1 (m).

(n) Tax Matters.

(i) the Companies have filed with the appropriate governmental agencies all Federal, state, local or foreign tax returns and reports required to be filed by it ("Returns"), has paid in full or made adequate provision for the payment of, all taxes of every nature, including, but not limited to, income, sales, franchise and withholding taxes ("Taxes"), together with interest, penalties, assessments and deficiencies owed by it (whether or not shown on any Returns), and all such Returns were correct and complete in all respects;

(ii) the Companies are not currently the beneficiary of any extension of time within which to file any Returns other than pursuant to routine extensions;

(iii) the Companies have previously provided Buyer with true and complete copies of all such Returns filed within the past three (3) years;

(iv) there are no filed or other known tax liens upon any property or assets of the Companies ;

(v) the Companies have not waived any statute of limitations in respect of Taxes or executed or filed with any governmental authority any agreement extending the period for the assessment or collection of any taxes, and it is not a party to any pending or threatened action or proceeding by any governmental authority for the assessment or collection of Taxes;

(vi) there is no unresolved written claim by a governmental authority in any jurisdiction where the Companies do not file tax returns that any Company is or may be subject to taxation by such jurisdiction;

(vii) there has been no examination or audit with respect to taxes with respect to any year;

(viii) the Companies have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, the Seller or other third party;

(ix) the unpaid taxes of any of the Companies (A) did not, as of the most recent fiscal month end, exceed the reserve for tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of the Balance Sheet (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Companies in filing its tax returns;

(x) none of the Companies' has filed a consent under the Internal Revenue Code of 1986, as amended (the "Code"), Section 341(f) concerning collapsible corporations; the Companies have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662; nor has been a member of an affiliated group filing a consolidated federal income Tax Return;

(xi) the Companies have not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Section 280G;

(o) Litigation.  There are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending, or threatened against or affecting, or that is reasonably likely to affect, the Business or that Company or any of its properties, assets or businesses or the transactions contemplated hereby.  There are no outstanding judgments, orders, stipulations, injunctions, decrees or awards against each Company that are not satisfied.

(p) Compliance with Applicable Law.  The Companies are, and at all times since its formation have been, in compliance in all material respects with all Federal, state, local and foreign laws, statutes, ordinances, regulations, and administrative rulings (collectively "Laws"), promulgated by any governmental or regulatory authority applicable to each Company or to the conduct of the Business or operations of the Companies or to the use of its properties and assets.  The Companies has not received any written notices of violation or alleged violation of any laws by the Companies.

(q) Permits.  A list of all permits, approvals, licenses, certificates, franchises, authorizations, consents and orders ("Permits") that are necessary to the operation of the business of each Company in the manner in which it is presently conducted is set forth on Schedule 1.7 hereto.  All such Permits are valid and remain in full force and effect.  The Companies have not engaged in any activity that would cause revocation or suspension of any such Permits and no action or proceeding looking to or contemplating the revocation or suspension of any thereof is pending or threatened.  No Permits will be required to permit the Companies to continue the Business substantially in the manner as it is presently conducted after the consummation of the transactions contemplated hereby.

(r) Title to Properties.  The assets set forth on the Balance Sheet are all of the material assets that are used by the Companies in the conduct of the Business as currently conducted by the Companies.  The Companies do not own any real property.  The Companies have good title to all of the properties and assets (personal and mixed, tangible and intangible) reflected on the Balance Sheet or thereafter acquired or that it purports to own free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in the Balance Sheet.

(s) Accounts Receivable; Accounts Payable, Fixed Assets; Inventory.

(i) Schedule 1.6(i) and Schedule 1.6(ii) hereto contains a true and complete list of the Companies accounts receivable as of June 2024 and aging with respect thereto.  All of the accounts receivable of the Companies reflected on Schedule 1.6(i) hereto were generated from the sale of goods or the performance of services by the Companies. Schedule 1.6(ii) hereto contains a true and complete list of the Companies' accounts payable incurred in the ordinary course of business and are not subject to any offsets.

(ii) The Companies  have no equipment with a value of at least $5,000.  All Equipment is in good operating condition, normal wear and tear excepted, and is adequate for the use to which it is being put.

(iii) The Companies have no inventory that are subject to purchase commitments outstanding at the Closing.

(t) Intellectual Property.  There are no licenses, patents, copyrights, or trademarks owned or used by any of the Companies in the conduct of their respective Business and all applications thereto (the "Intellectual Property").  No officer, director or employee of the Companies, the Seller or any of their Affiliates or Associates, has any ownership or other interest in any of the Intellectual Property.  None of the Intellectual Property is being infringed upon by, or infringes, any licenses, patents, copyrights, trademarks or other intellectual property rights of any other person or entity.  Except as set forth in Schedule 1.7, the validity of the Intellectual Property and the title thereto of the Companies have not been questioned in any litigation or governmental inquiry or proceeding to which the Companies are a party, and no such litigation, governmental inquiry or proceeding is threatened.  The conduct of the Business as presently conducted does not conflict with valid licenses, trademarks, trademark rights, trade names, trade name rights, service marks or patents of others in any way likely to affect adversely, in any material respect, the Intellectual Property.

(u) Domain Names.  Schedule 1.8 hereto sets forth a complete list of all Domain Names registered by the Companies in the conduct of the Business.  No officer, director or employee of the Companies, the Seller or any of their Affiliates or Associates has any ownership or other interest in the Domain Names.  None of the Domain Names infringes any trademarks, trademark rights, trade names, trade name rights or service marks of others.  The Companies have not obtained rights to any Domain Name in violations of any Laws, including, without limitation, the Anti-Cybersquatting Consumer Protection Act.

(v) Insurance.  Schedule 1.9 hereto contains a complete and correct list of all policies of insurance in which the Companies or its officers or directors (in such capacity) is an insured party, beneficiary or loss payable payee.  Copies of all such policies have been previously provided to Buyer.  Such policies are in full force and effect.

(w) Bank Accounts; Credit Cards; Corporate Accounts and Powers of Attorney.  Schedule 1.10 hereto contains a complete and correct list showing (i) the name of each bank in which the Companies have an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, (ii) the names, account numbers and balances of any credit lines or credit facility of each Company,  (iii) the names of all credit card issuers with whom each Company has an account and the names of all persons authorized to use such accounts or have access thereto, (iv) the names of all cellular telephone, phone card or other corporate accounts with whom each Company has an account and the names of all persons authorized to use such accounts or have access thereto and (v) the names of all persons, if any, holding powers of attorney from each Company.

(x) Employee Arrangements; ERISA.  Each Company has (i) no union, collective bargaining, employment, management, severance or consulting agreements to which each Company is a party or is otherwise bound, and (ii) no deferred compensation agreements, pension and retirement plans, profit-sharing plans, stock purchase and stock option plans.  There are no compensation, incentive, bonus, severance, disability or life insurance and other employee benefit plans, programs or arrangements maintained by each Company or under which each Company has any material obligations (other than obligations to make current wage or salary payments) in respect of, or that otherwise cover, any of the current or former officers, employees or consultants of that Company, or their beneficiaries (each an "Employee Benefit Plan" and collectively the "Employee Benefit Plans").  No Employee Benefit Plan is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code.  All contributions to and payments from the Employee Benefit Plans that may have been required to be made in accordance with the Employee Benefit Plans have been made or are properly accrued and reflected on the balance sheets or the books and records of each Company.  The Companies have no Employee Benefit Plans that are qualified for Federal income tax exemption under Sections 401 and 501 of the Code.

(y) Certain Business Matters.  The Companies are not a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement that relates to the sale, distribution or servicing of any of its material assets or services related thereto, (ii) the Companies does not have any sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (iii) there are not pending and there are not threatened, any labor negotiations involving or affecting any Company or the Business and no organizing activities involving union representation exist in respect of any of its employees, (iv) each Company neither gives nor is bound by any express warranties relating to its services other than in the ordinary course of business and there has been no assertion of any breach of warranties that could have a material adverse effect, (v) each Company is not a party to or bound by any agreement that limits its freedom to compete in any line of business or with any person or entity, (vi) no employee of each Company is a party to or bound by any agreement that limits his/her freedom to compete in any line of business or with any person or entity, and (vii) each Company is not a party to or bound by any agreement or involved in any transaction in which any officer, director, debtholder or the Seller, or any Affiliate or Associate of any such person has, or had when made, a direct or indirect material interest.

(z) Contracts.  Schedule 1.11 hereto contains a complete and correct list of any and all contracts, agreements, leases, deeds, mortgages, notes, commitments, obligations and undertakings to which the Companies are a party or otherwise bound that involve in excess of $20,000.  True and complete copies of all written contracts, agreements, mortgages, notes commitments, obligations and undertakings set forth in Schedule 1.11 hereto have been furnished to Buyer, and except as expressly stated in Schedule 1.11, each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is  in default thereunder, and no event, occurrence, condition or act exists that, with the giving of notice or the lapse of time or both, would give rise to a default or right of cancellation thereunder, and the Companies are not in default thereunder and no event, occurrence, condition or act exists by or on behalf of the Companies which, with the giving of notice or the lapse of time or both would give rise to a default by any Company thereunder, there have been no threatened cancellations thereof and there are no outstanding disputes thereunder.

(aa) Brokers.  The Seller represents that there is no broker, person or firm acting on behalf of the Seller or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby, from the Seller or the Buyer.

(bb) Disclosure.  The representations and warranties made by the Sellers herein or in any of the Executed Agreements, taken as a whole, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

(cc) Affiliated Transactions.  The Seller (i) is not a party to any agreement, transaction or arrangement (oral or written) with or involving either Company or any Associate or Affiliate of  any of the Companies, nor (ii) has any claim, monetary or otherwise, of any sort against the Companies.

(dd) Claims Against the Company.  The Companies have no debts, obligations or liabilities owing to the Seller and nothing exists that could give rise to a claim by any Seller of any such debts, obligation or liability of the Companies to the Seller, except for those that shall be released or settled by any Seller prior to the Closing Date.

(ee) Disclosure Schedules.  All schedules to this Agreement are integral parts to this Agreement. Nothing in a schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail, including by explicit cross-reference to another schedule to this Agreement. The Companies are responsible for preparing and arranging the schedules corresponding to the lettered and numbered paragraphs contained herein. Disclosure made in a specific schedule shall be deemed to have been disclosed with respect to any other schedule.

(ff) Shell Status. Neither Seller nor any of the Companies is not and has not been a "shell company" for the proceeding sixty (60) months. Further, Neither Seller nor any of the Companies has not filed any Quarterly or Annual Reports indicating that it was, during the relevant period, a shell company. Management represents that during the existence of each entity there has always been a viable business with ongoing operations and has had more than nominal operations.

2.2 Representations and Warranties with Respect to Buyer.  Buyer hereby represents and warrants to, and covenants and agrees with, the Seller as follows:

(a) Organization, Standing and Power.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of Canada, with full corporate power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it and is qualified in each other jurisdiction in which qualification is required for it to own, lease and operate its properties and carry on the Business as presently conducted by it, except to the extent that failure to so qualify would not have a material adverse effect on the financial condition, business or operations of Buyer.

(b) Authority.  The execution and delivery by Buyer of this Agreement and of each of the other Executed Agreements to which it shall be a party, the performance by Buyer of its obligations under this Agreement or such Executed Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer, and Buyer has all necessary corporate power with respect thereto.  This Agreement and the Executed Agreements are, or when executed and delivered by Buyer shall be, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights.  Neither the execution and delivery by Buyer of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by Buyer of its obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Buyer, or (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation to which Buyer is subject.

(c) Compliance with Law.  Buyer is in compliance with all applicable law except as such noncompliance would not cause a material adverse effect on the financial condition of the Buyer and its subsidiaries taken as a whole.

(d) Adverse Change.  Since July 31, 2024, there has been no material adverse change in the financial condition of the Buyer and its subsidiaries taken as a whole.

3. Covenants.  The Seller and the Companies jointly and severally covenant, and Buyer covenants and agrees to perform or take any and all such actions to effectuate the following from the date hereof until the Closing Date:

3.1 Investigation by Buyer.  Buyer may, prior to the Closing Date, through its representatives (including its counsel, accountants and consultants) make such investigations of the properties, offices and operations of each Company and financial condition of each Company as it deems necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, any investigation enabling it to familiarize itself with such properties, offices, operations and financial condition; such investigation shall not, however, affect each Company's or the Seller's representations, warranties and agreements hereunder.  Each Company and the Seller shall permit Buyer and its authorized representatives to have, after the date hereof, full access to the premises and to all books and records and tax returns of each Company, and Buyer shall have the right to make copies thereof and excerpts therefrom.  Each Company and the Seller shall furnish Buyer with such financial and operating data and other information with respect to each Company as Buyer may from time to time reasonably request.

3.2 Carry on in Ordinary Course.  Except with Buyer's prior written consent, each Company shall, and the Sellers shall cause each Company to, carry on the Business diligently and substantially in the same manner as heretofore conducted, and shall not: (a) enter into or agree to enter into any extraordinary transaction, contract, lease or commitment; (b) declare any dividends, nor make any distributions or payments to the Seller other than employment compensation and distributions to members; (c) redeem any Company units or stock or issue any Company Units or Stock or enter into any agreement that grants a right to acquire any of the equity of each Company; (d) increase the compensation of any employee of each Company, other than ordinary year-end increases or enter into any severance agreement or employment agreement with any employee of each Company other than in the ordinary course of business; (e) loan or advance any amounts to any officer, director, Seller or employee of each Company or enter into any agreement with any of the foregoing or any person related to any of the foregoing; (f) acquire or dispose of any assets, other than in the ordinary course of business; (g) encumber or commit to encumber any of its assets; (h) take any action, or suffer any action to be taken, that could cause any of the representations or warranties of the Seller or each Company contained herein not to be true and correct in any material respect on and as of the Closing Date; or (i) enter into any agreement to take any of the foregoing actions.

3.3 Other Transactions.  During the period between the date of this Agreement and the Closing Date, each Company shall not, and shall cause any Company's managers, officers, employees, agents and affiliates or associates not to, directly or indirectly, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement or understanding with, or engage in any negotiations with, or furnish any information to, any person, other than Buyer or a representative thereof, with respect to the acquisition of all or any part of the Business or assets of each Company or any of its securities.  Should each Company or any of its affiliates or associates, during such period, receive any offer or inquiry relating to such acquisition, they will provide Buyer with immediate written notice thereof.

3.4 Consents.  The Seller shall cause each Company to, and each Company shall, use its commercially reasonable efforts to obtain in writing, prior to the Closing Date, all consents, approvals, waivers, authorizations and orders necessary or reasonably required in order to permit each Company and the Seller to effectuate this Agreement and to consummate the transactions contemplated hereby., including without limitation those consents set forth in  Section 2.1(e) (collectively, "Consents").  All Consents will be in writing and copies thereof will be delivered to Buyer promptly after the Company's receipt thereof but no later than immediately prior to Closing.

3.5 Supplemental Disclosure.  The parties agree that, with respect to their representations and warranties made in this Agreement, they will have a continuing obligation prior to the Closing Date, to promptly provide detailed disclosure to the other parties with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement and on the Closing Date, would have been required to be set forth or described in the schedules hereto.

3.6 Public Announcements.  The Seller and Buyer agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and any press release or any public statement shall be subject to mutual agreement of the parties, except as may be required by the disclosure obligations of Buyer or its affiliates under applicable securities laws.

3 .7 Books and Records.  Each Company and the Seller covenant and agree that, from and after the date of the execution of this Agreement until the Closing or earlier termination of this Agreement, each Company and Seller shall make available to the Buyer and Buyer's accountants on reasonable notice and during normal business hours the Company's financial statements and financial records, including trial balances, accounts receivable and accounts payable records, and fixed asset details for a period of two (2) fiscal years prior to the Closing Date, including all financial statements and documents necessary for the Buyer's accountants to conduct an audit for such time period..  The Buyer shall have the right to have audited financial statements prepared at Buyer's cost and each Company and Seller shall cooperate and assist Buyer in preparing such audited financial statements, including executing any documents reasonably required by the auditors.  The Companies and the Seller shall not destroy or dispose of any books, records or files relating to the Companies to the extent that they pertain to the business prior to the Closing Date.

4. Conditions to Closing.

4.1 Conditions of Buyer's Obligation to Close.  The obligation of Buyer to close under this Agreement is subject to the satisfaction of the following conditions any of which may be waived by Buyer in writing at or prior to Closing:

(a) Due Diligence.  Buyer shall have completed, to its reasonable satisfaction, its business, legal, tax and accounting due diligence.

(b) Agreements and Conditions.  On or before the Closing Date, the Seller and the Companies shall have complied with and duly performed in all material respects all agreements, covenants and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

(c) Representations and Warranties.  The representations and warranties of the Seller and the Companies contained in this Agreement, or otherwise made in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

(d) No Legal Proceedings.  No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and on the Closing Date there will be no court or governmental actions or proceedings pending or threatened against or affecting the Companies that involve a demand for any judgment or liability, whether or not covered by insurance, and that may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of each Company.

(e) Certificate.  Buyer shall have received a certificate dated the Closing Date and executed by the Seller and an authorized officer of the Companies to the effect that the conditions expressed in Sections 4.1(b), 4.1(c) and 4.1(d) have been fulfilled.

(f) Absence of Material Changes.  No Company shall have suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, business, operations or prospects since the date hereof.

(g) Governmental Approvals.  All consents, authorizations or approvals required to be obtained from any governmental agencies, departments, bureaus, commissions and similar bodies, in connection with the consummation by each Company or the Seller of the transactions contemplated by this Agreement and the operation of the Business of each Company by Buyer shall have been obtained.

(h) Consents. Buyer shall have received all consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby.

(i) Employment and Resignations.  Levitt shall continue as the Managing Member of 1stPoint Communications, LLC, Endstream Communications, LLC and as the CEO and President of Shelcomm, Inc. and American Network, Inc.  Levitt, upon execution of this Agreement, shall resign as Director, Principal Financial Officer and any other officer positions of Hammer.  Levitt shall issue a letter of resignation to that effect upon execution of the Agreement. Levitt also agrees to assist Hammer  to the extent his expertise is necessary in their periodic filings with the Securities and Exchange Commission, and any other public disclosure filing(s) that may be required at an agreed upon hourly rate, to be negotiated between Hammer and Levitt personally.  Levitt and Hammer shall enter into a mutual release upon execution of this Agreement.

(j) Certificates of Status. Buyer shall have received each of the Certificates of Status. A Certificate of Status refers to a document or documents issued by a government authority confirming the legal standing or status of that business entity. This may include certificates of good standing or similar documents that verify the company's existence and compliance with relevant regulations.

(k) Releases.  All of the parties hereto shall execute mutual releases  herein whereby all debt or obligations owed to the other parties are released.

(l) Closing Deliveries.  Buyer shall have received at or prior to the Closing all documents set forth in this Section 4.1 and such other documents, instruments, or certificates as Buyer may reasonably request, including, without limitation, a certificate signed by an authorized representative of each Company attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.

(m) Line of Credit and Debt Termination. Subject to the completion of the transaction contemplated by this Agreement and except with regard to any unknown or undisclosed liabilities or liabilities resulting from breaches of any representations or warranties made by the Seller, Buyer shall assume all debt of the Companies other than debt to Seller.

4.2 Conditions of the Seller's and the Company's Obligations to Close.  The obligations of the Seller and each Company to close under this Agreement are subject to the following conditions any of which may be waived by each Company in writing at or prior to Closing:

(a) Agreements and Conditions.  On or before the Closing Date, Buyer shall have complied with and duly performed in all material respects all agreements, covenants and conditions on their respective parts to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

(b) Representations and Warranties.  The representations and warranties of Buyer contained in this Agreement, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

(c) No Legal Proceedings.  No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the Buyer from entering into any of the transactions contemplated hereby.

(d) Closing Certificate.  The Seller shall have received a certificate dated the Closing Date and executed by authorized officers of Buyer to the effect that the conditions contained in Sections 4.2(a), 4.2(b) and 4.2(c) have been fulfilled.

(e) Governmental Approvals.  All consents, authorizations or approvals required to be obtained from any governmental agencies, departments, bureaus, commissions and similar bodies, in connection with the consummation by Buyer of the transactions contemplated by this Agreement shall have been obtained.

(f) Closing Deliveries.  Each Company and the Seller shall have received at or prior to the Closing all documents set forth in this Section 4.2 and such other documents, instruments, or certificates as each Company or the Seller may reasonably request.

5. Certain Tax Matters.

5.1 Tax Periods Ending on or before the Closing Date.  Seller shall prepare or cause to be prepared and file or cause to be filed all tax returns for each Company for all periods ending on or prior to the Closing Date that are filed after the Closing Date.  Buyer shall permit the Seller to review and comment on each such tax return described in the preceding sentence prior to filing.  To the extent permitted by applicable law, the Seller shall include any income, gain, loss, deduction or other tax items for such periods on their tax returns in a manner consistent with the Schedule K-1s furnished by each Company to the Seller for such periods.

5.2 Cooperation on Tax Matters.

(a) Buyer, each Company, and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 5.2 and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Each Company and the Seller agree (i) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Seller, as the case may be, shall allow the other party to take possession of such books and records.

(b) Buyer and the Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person or entity as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

5.3 Certain Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of each Company's stock, and any similar tax imposed in other states or subdivisions), shall be paid by the Buyer when due, and the Buyer will, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.

6. Indemnification.

6.1 Survival of Representations. The representations and warranties of the Seller in this Agreement or in any document delivered pursuant hereto shall survive the Closing Date for a period of three (3) years, and shall then terminate; provided, however, that (i) any such representation and warranty shall survive the time it would otherwise terminate only with respect to claims of which notice has been given as provided in this Agreement prior to such termination and (ii) such time limitation shall not apply to the representations and warranties relating to Seller's ownership of the Company units or Company stock, and Sections 2.1 (n) (Tax Matters) and 5 (Certain Tax Matters) hereof, which shall survive until the expiration of the applicable statute of limitations.

6.2 Indemnitors; Indemnified Persons. For purposes of this Section 6, each party that, pursuant to this Section 6, shall agree to indemnify any other person or entity shall be referred to, as applicable, as the "Indemnitor", and each such person and entity who is entitled to be indemnified by any Indemnitor shall be referred to as the "Indemnified Person" with respect to such Indemnitor.

6.3 Indemnity of Seller. Seller agrees to defend, indemnify, hold harmless and reimburse Buyer and its directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Persons (including reasonable attorneys' fees and disbursements) that shall be caused by or related to or shall arise out of: (a) any material breach of any representation or warranty of Seller contained in this Agreement; (b) any failure on the part of Seller to pay any Accounts Payable as of the Closing Date pursuant to the Accounts Receivable and Payable Assignment; and (c) any failure on the part of such Seller to pay off any credit lines or debts outstanding as of the Closing Date, and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as they shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach (or alleged breach in connection with a claim asserted by a third party), whether or not any such Indemnified Person shall be named as a party thereto and whether or not any liability shall result therefrom.  Seller further agrees that it shall not, without the prior written consent of Buyer, not to be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 6.3 from all liability arising out of such claim, action, suit or proceeding.

6.4 Indemnity of Buyer.  Buyer hereby agrees to defend, indemnify, hold harmless and reimburse the Seller, the Seller's managers, members, officers agents and employees and each Company's directors, officers, agents and employees who served in such capacities prior to the Closing Date from and against any and all claims, liabilities, losses, damages and expenses incurred by them (including reasonable attorneys' fees and disbursements) which shall be caused by or related to or shall arise out of: (a) any material breach (or alleged breach in connection with a claim asserted by a third party) of any representation or warranty of Buyer contained in this Agreement; (b) any breach of any covenant or agreement of Buyer contained in this Agreement; and (c) any Assumed Liability and the operation of the Business after Closing, and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach (or alleged breach in connection with a claim asserted by a third party) or any Assumed Liability or the operation of the Business after Closing, whether or not such Indemnified Persons shall be named as a party thereto and whether or not any liability shall result therefrom.  Buyer further agrees that it shall not, without the prior written consent of the Sellers, not to be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 6.4 from all liability arising out of such claim, action, suit or proceeding.

6.5 Procedures for Indemnification; Defense.  Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding with respect to which indemnification may be sought hereunder, such Indemnified Person shall notify the Indemnitor of the commencement of such action or proceeding, but failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability that the Indemnitor may have hereunder or otherwise, unless the Indemnitor shall be materially prejudiced by such failure.  If the Indemnitor shall so elect, the Indemnitor shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall pay the fees and disbursements of such counsel.  In the event, however, that counsel for such Indemnified Person shall reasonably determine in its judgment that having common counsel would present such counsel with a conflict of interest or alternative defenses shall be available to an Indemnified Person or if the Indemnitor shall fail to assume the defense of the action or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnitor shall pay the reasonable fees and disbursements of such counsel; provided, however, that the Indemnitor shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Persons in any jurisdiction in any single action or proceeding.  In any action or proceeding the defense of which the Indemnitor shall assume, the Indemnified Person shall have the right to participate in (but not control) such litigation and to retain its own counsel at such Indemnified Person's own expense except as otherwise provided above in this Section 6.5, so long as such participation does not interfere with the Indemnitor's control of such litigation.

6.6 Basket and Cap on Liability.

Notwithstanding anything to the contrary contained in this Agreement, no claims for indemnification shall be brought and permitted under Section 6 until the aggregate amount of such claim(s) exceeds $50,000.00, in which event claims may be brought for the amount of any claims(s) in excess of such amount.

7. Miscellaneous Provisions.

7.1 Notification.  Each party hereto shall give the other party or parties hereto prompt written notice of: (a) the existence of any fact or the occurrence of any event that constitutes, or with the giving of notice or the passage of time or both would constitute, a breach of any representation or warranty of the party giving such notice made herein or pursuant hereto; and (b) the taking of any action by the party giving such notice that would breach or violate, or constitute a default under, any agreement or covenant of such party made herein or pursuant hereto.  The giving of any such notice shall not affect, modify or limit in any way any representation, warranty, agreement or covenant of the parties made herein or pursuant hereto.

7.2 Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

7..3 Notices.  All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed duly given when delivered by hand, or posted in the United States mail by registered or certified mail with postage pre-paid, return receipt requested, (a) if to Buyer, to Farid Shouekani,  200 East Big Beaver Rd, Troy, MI 48334; copy to Jeff Turner, JDT Legal, 7533 S Center View Ct, #4291, West Jordan, UT, 84084; and (b) if to the Seller, to Michael Cothill, CEO, Hammer Fiber Optics Holding Corp., 6151 Lake Osprey Drive, Sarasota, FL. 34240 ; copy to John O'Leary, Esq., Patrizio & O'Leary LLP, 300 Carnegie Center, Suite 150, Princeton, NJ 08540, or to such other address(es) as shall be specified by like notice to the other parties.

7.4 [INTENTIONALLY OMITTED]

7.5 Amendments.  This Agreement may be amended or modified at any time prior to the Closing Date, but only by a written instrument executed by all of the parties hereto.

7.6 Entire Agreement.  This Agreement (together with the other agreements, certificates, instruments and documents delivered pursuant hereto and the schedules attached hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous term sheets, agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

7.7 Applicable Law.  This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.  The parties hereby consent to the exclusive jurisdiction of Federal and New York State courts located in the County of New York and agree that service of process by certified mail, return receipt requested, shall constitute personal service for all purposes hereof; provided, that nothing in this Section 7.7 shall be deemed to prohibit service in any other manner permitted by law.

7.8 Termination.  This Agreement may be terminated at any time prior to the Closing Date by any of the following:

(a) By mutual written agreement of the parties hereto;

(b) By either Buyer or Seller, if the Closing has not occurred by December 31, 2024, upon written notice by such terminating party, provided that at the time such notice is given a material breach of this Agreement by such terminating party shall not be the principal reason for the Closing's failure to occur;

(c) Subject to the provisions of Section 7.8 hereof, by Buyer, by written notice to the Seller, if there has been a material violation or breach of any of the Seller's or any Company's covenants or agreements made herein or in connection herewith or if any representation or warranty of the Seller or the Buyer made herein or in connection herewith proves to be materially inaccurate or misleading; or

(d) Subject to the provisions of Section 7.8 hereof, by the Seller, by written notice to Buyer, if there has been a material violation or breach of any of Buyer's covenants or agreements made herein or in connection herewith or if any representation or warranty of Buyer made herein or in connection herewith proves to be materially inaccurate or misleading.

7.9 Effects of Termination.  If this Agreement is terminated as provided in Section 7.8 hereof, then this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto (or any of their respective the stockholders, members, managers, officers, directors or employees).

7.10 Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

7.11 Fees and Disbursements.  Buyer and Seller shall each pay its own expenses, and the fees and disbursements of the counsel, accountants or auditors retained by it in connection with the preparation, execution, delivery and performance of this Agreement.  The fees and expenses and disbursements of the counsel to each Company shall be paid by the Seller.

7.12 Assignment.  This Agreement may not be assigned by any Company or the Seller without the prior written consent of Buyer or by the Buyer without the consent of the Seller.

7.13 Binding Effect; Benefits.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.14 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement the day and year first above written.

VIPER NETWORKS, INC.,

a Nevada Corporation

By:       /s/ Farid Shouekani

     Name:  Farid Shouekani

     Title:    President

HAMMER FIBER OPTIC HOLDINGS CORP.,

a Nevada corporation

By:       /s/ Michael Cothill

     Name:  Michael Cothill

     Title: Chief Executive Officer

ERIK LEVITT, INDIVIDUALLY:

             /s/ Erik Levitt

Erik B. Levitt (Individually)

1STPOINT COMMUNICATIONS, LLC

a New Jersey company

By:       /s/ Erik Levitt

     Name:  Erik B. Levitt

     Managing Member

ENDSTREAM COMMUNICATIONS, LLC

a New York company

By:       /s/ Erik Levitt

     Name:  Erik B. Levitt

     Managing Member

SHELCOMM, INC.

a California Corporation

By:       /s/ Erik Levitt

     Name:  Erik B. Levitt

     CEO and President

AMERICAN NETWORK, INC.

a New York Corporation

By:       /s/ Erik Levitt

     Name:  Erik B. Levitt

     CEO and President

WIKIBULI, INC.

a Corporation of the Commonwealth of Dominica

By:       /s/ Erik Levitt

     Name:  Erik B. Levitt

     Non-Executive Director

SCHEDULES TO THE PURCHASE AGREEMENT

by and among

HAMMER FIBER OPTIC HOLDINGS CORP.,

a Nevada corporation, and subsidiaries 1STPOINT COMMUNICATIONS, LLC, ENDSTREAM COMMUNICATIONS, LLC, SHELCOMM INC., WIKIBULI, INC. AMERICAN NETWORK, INC.;

VIPER NETWORKS, INC.,

a Nevada corporation;

and

ERIK B. LEVITT,

an individual

Dated August 7, 2024

SCHEDULE 1.1.:

Certificate of Formation/Amendments and Operating Agreement - 1stPoint Communications, LLC

SCHEDULE 1.2

Certificate of Organization/Amendments and Operating Agreement - Endstream Communications, LLC

SCHEDULE 1.3:

Certificate of Incorporation - Shelcomm, Inc.

SCHEDULE 1.4: PRO-FORMA BALANCE SHEET AND INCOME STATEMENT

SCHEDULE 1.5: PERMITS

Endstream Communications, LLC

FCC 499A

FCC 214A

1stPoint Communications, LLC
FCC 499A

Shelcomm, Inc.

FCC 499A

FCC CMRS Licenses (Call signs

Local Telecommunications Services - NY

NYS Competitive Local Exchange Carrier License

Local Telecommunications Services - FL

FL Competitive Local Exchange Carrier License

American Network, Inc.

FCC 499A

NYS Competitive Local Exchange Carrier License

Wikibuli, Inc.

Dominica ISP License

Dominica Wireless Data License

SCHEDULE 1.6(i)

Accounts Receivables

SCHEDULE 1.6(ii)

Accounts Payables

SCHEDULE 1.7: LIST OF INTELLECTUAL PROPERTY

Code for the StreamEngine Route Server

Code for the Endstream Customer Portal

Code for the 1P SMSC and 1P MMSC

Code for the 1P Customer Portal

Websites of 1pcom.com, endstream.com, shelcomm.com, yoursecretnumber.com, dominicavoice.com, websitesource.com, lowpricedomains.com and mysmstest.com

SCHEDULE 1.8: DOMAIN NAMES

1pcom.com	endstream.com	websitesource.com	shelcomm.com
1pcom.net	endstream.net	websitesource.net	lowpricedomains.com
yoursecretnumber.com	myecfn.com	speedfox.com	speedfox.net
commstadium.com	mysmstest.com	dominicavoice.com

SCHEDULE 1.9: INSURANCE

Endstream Communications, LLC:	The Hartford - Business Liability Insurance
1stPoint Communications, LLC:	The Hartford - Business Liability Insurance
Customary Unemployment Insurance

SCHEDULE 1.10: BANK ACCOUNTS

Endstream Communications, LLC:	Capital One Checking
Paypal
1stPoint Communications, LLC:	Bank of America Checking
Paypal
Shelcomm, Inc.:	Bank of America Checking
Paypal

SCHEDULE 1.11: SIGNIFICANT CONTRACTS

Lowe Mill Tower License Agreement

165 Halsey License Agreement

7 Teleport Drive License Agreement

APPENDIX B

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
HAMMER FIBER OPTICS HOLDINGS CORP.

The undersigned, pursuant to Section 78.390 of the General Corporation Law of Nevada, certifies on behalf of Hammer Fiber Optics Holdings Corp., a Nevada corporation (the "Corporation"), as follows:

1. The Articles of Incorporation of the Corporation is hereby amended by deleting the text of the first paragraph thereof in its entirety and by adding, in lieu thereof, the following text:

"Hammer Technology Holdings Corp."

2. The Board of Directors of the Corporation adopted resolutions proposing the amendment for approval by the holders of a Consenting of the issued and outstanding shares of all of the Corporation's stock entitled to vote on the matter, which Consenting Stockholders executed a written consent in accordance with the provisions of Section 78.320 of the General Corporation Law of Nevada in favor of the amendment.

3. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 78.390 of the General Corporation Law of Nevada.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of                                                              , 2024.

HAMMER FIBER OPTICS HOLDINGS CORP.

By:
Michael Cothill, Chief Principal Officer